EXHIBIT 99.5


                       SERVICING RIGHTS PURCHASE AGREEMENT


                                  SUNTRUST BANK
                                    (Seller)



                                       and


                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                   (Purchaser)


                              As of March 29, 2007

      This Servicing Rights Purchase Agreement ("Agreement") is made as of March 29, 2007, and is executed between SunTrust Bank, a Georgia banking corporation, as seller (the "Seller"), and Wells Fargo Bank, National Association, a national banking association, as purchaser (the "Purchaser").

                              PRELIMINARY STATEMENT

      Certain multifamily and/or commercial mortgage loans are identified on Exhibit A hereto (the "Mortgage Loans");

      On the Closing Date, the Mortgage Loans will be transferred by the Seller to Morgan Stanley Capital I Inc. ("Depositor");

      The Seller and the Purchaser wish to set forth the terms and conditions relating to the sale by the Seller to the Purchaser of the right to be the "Master Servicer" of the Mortgage Loans pursuant to the terms of the PSA (the "Servicer Appointment Right").

      In consideration of the mutual agreements hereinafter set forth, the Seller and the Purchaser agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Defined Terms. Unless the context indicates otherwise, whenever used in this Agreement, each of the following terms and phrases shall have the meaning specified in this Article. Any capitalized term or phrase defined in the Preliminary Statement to this Agreement shall have the same meaning throughout the remainder of this Agreement. Any capitalized term or phrase used but not defined herein shall have the meaning ascribed thereto in the PSA unless the context indicates otherwise.

      "Agreement": This Servicing Rights Purchase Agreement including all schedules, exhibits and supplements hereto and amendments hereof.

      "Closing Date": March 29, 2007.

      "PSA": That certain Pooling and Servicing Agreement to be dated as of March 1, 2007, among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as General Master Servicer, LNR Partners, Inc., as General Special Servicer, NCB, FSB, as NCB Master Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, and U.S. Bank National Association, as Trustee, Paying Agent and Certificate Registrar, relating to the Commercial Mortgage Pass-Through Certificates, Series 2007-IQ13.

      "Purchase Price Percentage": For each Mortgage Loan, the purchase price percentage for such Mortgage Loan set forth under the column "Purchase Price Percentage" on Exhibit A attached hereto.

      "Securitization": The transaction involving the issuance of mortgage pass-through certificates evidencing beneficial ownership interests in the Mortgage Loans (and certain other mortgage loans) to be serviced by the Purchaser pursuant to the PSA.

                                   ARTICLE II

               SALE AND CONVEYANCE OF SERVICER APPOINTMENT RIGHT;
                         REPRESENTATIONS AND WARRANTIES

      Section 2.01 Agreement to Sell Servicer Appointment Right.

      (a) Subject to the terms and provisions of this Agreement, the Purchaser hereby agrees to purchase from the Seller and the Seller hereby agrees to sell, transfer, assign, convey and set over to the Purchaser, as of the Closing Date, the Servicer Appointment Right, and the Purchaser hereby agrees to service or master service (as applicable) the Mortgage Loans pursuant to, and subject to the terms and conditions of, the PSA.

      (b) The Purchaser acknowledges that it is not purchasing any interest in the Mortgage Loans and that the Seller will transfer the Mortgage Loans to the Depositor in connection with the Securitization, free and clear of any interest of the Purchaser therein. The Purchaser is solely purchasing the right to serve as the Master Servicer under the PSA. The Seller covenants and agrees to cause the Depositor to appoint the Purchaser as the Master Servicer under the PSA and by its joinder to this Agreement, the Depositor agrees and consents thereto.

      (c) Upon execution and delivery of the PSA by all parties thereto, and acceptance by the Seller of the applicable Purchase Price referred to in Section 2.02, the transfer of the Servicer Appointment Right contemplated by this
Section 2.01 shall be deemed effective.

      Section 2.02 Purchase Price.

      (a) The purchase price to be paid on the Closing Date by the Purchaser to the Seller for the Servicer Appointment Right shall be an amount (the "Purchase Price") equal to $489,000. In determining the Purchase Price (and the Purchase Price Percentages), the Purchaser has relied on the information regarding the Mortgage Loans delivered to the Purchaser by the Seller prior to the Closing Date, including the terms and assumptions set forth in the servicing proposal dated March 26, 2007 (a copy of which is attached hereto as Exhibit B) and the information set forth in the final Prospectus Supplement dated March 22, 2007 (collectively, the "Assumed Characteristics").

      The Purchase Price shall be paid by wire transfer in immediately available funds according to wire transfer instructions provided by the Seller prior to the Closing Date.

      Provided that all of the conditions to closing set forth in Section 2.03 are satisfied (or waived in writing by the party for whose benefit such conditions run), the Purchase Price will be deemed non-refundable on the Closing Date, subject to Section 2.02(b) and (c).

      (b) Upon any repurchase of any Mortgage Loan pursuant to Section 2.3 of the PSA, the Seller shall repay to the Purchaser, at the same time as the repurchase of such Mortgage Loan, an amount equal to the product of (x) the Purchase Price Percentage of such repurchased Mortgage Loan, (y) the Principal Balance of such repurchased loan as of the date of the repurchase and (z) a fraction, the numerator of which is the remaining term to maturity of such Mortgage Loan (if such Mortgage Loan is not an ARD Loan) or the remaining term to the Anticipated Repayment Date of such Mortgage Loan (if such Mortgage Loan is an ARD Loan) as of the Cut-Off Date minus the number of months between the Cut-Off Date and the Due Date falling in the Collection Period in which the repurchase takes place, and the denominator of which is the remaining term to maturity of such Mortgage Loan (if such Mortgage Loan is not an ARD Loan) or the remaining term to the Anticipated Repayment Date of such Mortgage Loan (if such Mortgage Loan is an ARD Loan) as of the Cut-Off Date; provided, however, that no such payment shall be required in respect of any Mortgage Loan for which the related Purchase Price Percentage is zero or negative. Any such repayment shall be effected by wire transfer of such funds as directed by the Purchaser.

      (c) To the extent that the Purchaser determines within ninety (90) days after the Closing Date that the actual characteristics of one or more Mortgage Loans differ from the Assumed Characteristics, the Purchaser shall be entitled to recalculate (for purposes of this Section 2.02(c) only), on the basis of such actual characteristics, the Purchase Price Percentages for each Mortgage Loan with respect to which any such difference exists, and it shall recalculate the amount of the Purchase Price that would have been paid hereunder on the basis of the recalculated Purchase Price Percentages. If the amount of the Purchase Price that would have been paid hereunder on the basis of the actual characteristics of the Mortgage Loans, as recalculated by the Purchaser and reasonably agreed to by the Seller, is at least two and one-half percent (2.5%) less than the amount of the Purchase Price that was actually paid on the Closing Date, the Seller shall repay to the Purchaser the amount by which the amount of the Purchase Price that was actually paid on the Closing Date exceeds the recalculated Purchase Price. In connection with any recalculation of the Purchase Price, the Purchaser shall provide to the Seller documentation supporting such recalculation.

      Section 2.03 Closing Conditions.

      (a) The Purchaser's obligation to consummate its purchase of the Servicer Appointment Right pursuant to this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (i) The Seller shall have performed in all material respects all of its covenants and agreements contained herein to the extent that (A) such covenants and agreements are required to be performed by it on or prior to the Closing Date and (B) the Purchaser has not waived such covenants and agreements;

            (ii) all representations and warranties of the Seller contained herein are true and correct in all material respects as of the Closing Date; and

            (iii) the parties thereto shall have executed and delivered the PSA in a form reasonably acceptable to the Purchaser (the execution and delivery of the PSA by the Purchaser shall be considered acceptance by the Purchaser of the terms thereof).

      (b) The obligation of the Seller to consummate the sale of the Servicer Appointment Right to the Purchaser pursuant to this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (i) The Purchaser shall have performed in all material respects all of its covenants and agreements contained herein which are required to be performed by it on or prior to the Closing Date;

            (ii) all representations and warranties of the Purchaser contained herein are true and correct in all material respects as of the Closing Date; and

            (iii) the PSA shall have been executed and delivered by the parties thereto.

      (c) In the event that any of the conditions precedent to closing set forth in Section 2.03 are not satisfied (or waived in writing by the party for whose benefit such conditions run), then this Agreement will automatically terminate unless extended in writing by the Purchaser and the Seller.

      Section 2.04 Representations, Warranties and Covenants of the Seller.

      (a) The Seller hereby represents and warrants to, and covenants with, the Purchaser as of the date hereof that:

            (i) The Seller is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia.

            (ii) The execution and delivery of this Agreement by the Seller, and the performance and compliance with the terms of this Agreement by the Seller, will not violate the Seller's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Seller owns the Servicer Appointment Right free and clear of all claims by any other person or entity and has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Seller to consummate all transactions contemplated by this Agreement.

            (vi) No litigation is pending with regard to which the Seller has received service of process or, to the best of the Seller's knowledge, threatened against the Seller which would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Seller to consummate all transactions contemplated by this Agreement.

            (vii) No third party has any servicing rights with respect to the Mortgage Loans other than the parties, if any, listed on Exhibit A; and in the case of each Mortgage Loan (other than any Mortgage Loan for which a third party has servicing rights as set forth on Exhibit A), the Seller has delivered notice of the termination of any servicing rights to any third party that holds such rights and such delivery occurred not less than 15 days prior to the Closing Date and will be effective not later than the Closing Date.

      Section 2.05 Representations, Warranties and Covenants of the Purchaser.

      (a) The Purchaser hereby represents and warrants to, and covenants with, the Purchaser as of the date hereof that:

            (i) The Purchaser is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America.

            (ii) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Purchaser to consummate all transactions contemplated by this Agreement.

            (vi) No litigation is pending with regard to which the Purchaser has received service of process or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Purchaser to consummate all transactions contemplated by this Agreement.

                                   ARTICLE III

                   CLOSING DATE DELIVERIES; ADDITIONAL MATTERS

      Section 3.01 Required Documents Schedules and Exhibits.

      As of the Closing Date, the Seller shall have delivered or caused to have been delivered to the Purchaser copies of the Servicing Files with respect to the Mortgage Loans.

      Section 3.02 Transfer Expenses.

      Except as otherwise provided in this Agreement, the Seller and the Purchaser shall bear their own expenses incurred in connection with the transactions contemplated by this Agreement.

      Section 3.03 Cooperation.

      From time to time prior and subsequent to the Closing Date, to the extent reasonably requested by the Purchaser to enable the Purchaser to service a Mortgage Loan, the Seller agrees to afford reasonable cooperation to facilitate obtaining reports, information and documentation from any prior servicers of such Mortgage Loan.

      Section 3.04 Additional Matters.

      (a) In the case of each Mortgage Loan (other than any Mortgage Loan for which a third party has servicing rights as set forth on Exhibit A), the Seller shall cause the Person that is the servicer of such Mortgage Loan immediately prior to the Closing Date to (or, if the Seller is the servicer of such Mortgage Loan, then the Seller shall): (x) retain (but hold as custodian for the Purchaser in its capacity as Master Servicer under the PSA) any escrow funds, reserve funds or other similar amounts required for the performance of the following functions after the Closing Date, and perform such functions after the Closing Date in accordance with the Servicing Standard: (1) the payment of any real estate taxes, assessments or similar amounts or any insurance premiums that are due within 60 days following the Closing Date; and (2) payment of any disbursements from any escrow funds, reserve funds or similar amounts or accounts for which a Mortgagor request was received prior to the Closing Date and that has not been effected as of the Closing Date; (y) receive, process and remit funds subject to lockbox and/or cash management agreements until such time as the related accounts and funds on deposit therein, the related documentation and the related responsibilities are transferred to the Purchaser; and (z) provide, not later than the Closing Date, a comprehensive list of significant work in process including assumptions, modifications and collections. The Seller shall deliver or cause to be delivered to the Purchaser, not later than the Closing Date, a schedule setting forth (in a summary format with explanations) all Mortgage Loans that contain servicing triggers (i.e. releases of reserves, establishment of reserves, letters of credit or lockboxes, etc.). The Seller shall also deliver or cause to be delivered to the Purchaser, not later than ten
(10) days after the Closing Date, a CMSA Loan Set-Up File with respect to the Mortgage Loans, which file shall be in CMSA format and contain all the information called for by the form of CMSA Loan Set-Up File as in effect under CMSA guidelines in effect on the date hereof.

      (b) Seller acknowledges that Purchaser is relying on, among other things, the Assumed Characteristics with respect to the Due Dates and grace periods for Scheduled Payments on the Mortgage Loans and restrictions on the prepayment of Mortgage Loans. Except as provided in subsections (c) and (d) below, if and to the extent that (i) there is an inaccuracy in the information comprising the Assumed Characteristics with respect to the Due Dates and grace periods for Scheduled Payments on the Mortgage Loans, or with respect to the dates, if any, on which the Mortgage Loans are permitted to be prepaid without accompaniment by a full month's interest, and (ii) as a result of such inaccuracy, the Purchaser is required on any date to make a payment of, or the servicing fees payable to the Purchaser as Master Servicer under the PSA are to be reduced by, any Compensating Interest pursuant to Section 8.10(c) of the PSA, the Seller (to such extent) shall reimburse the Purchaser for the full amount of such Compensating Interest promptly following request therefor by the Purchaser (it being acknowledged, however, that in no event shall there be any reimbursement obligation in connection with Prepayment Interest Shortfalls resulting from (A) Principal Prepayments of any Specially Serviced Mortgage Loans or (B) the failure of the Master Servicer to apply or cause to be applied the proceeds of Mortgagor payments in accordance with the terms of the related Mortgage Loan documents and applicable law). Any such reimbursement shall be effected by wire transfer of such funds as directed by the Purchaser.

      (c) If and to the extent that any Mortgage Loan is identified in Schedule XII to the PSA (that is, it has a Due Date and grace period that, when considered together, are scheduled to occur and expire after the Determination Date in any month), for which circumstances specific provision is made in the PSA, the Seller shall not have the liability otherwise imposed under subsection
(b) with respect to such Mortgage Loan.

      (d) The Seller shall not have liability under subsection (b) if and to the extent that the Purchaser as Master Servicer is reimbursed for the relevant amount by means of a payment thereof by the Primary Servicer or subservicer for the applicable Mortgage Loan or by means of the reduction in the servicing compensation retained by or paid to such Primary Servicer or subservicer under the applicable primary servicing agreement or subservicing agreement.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

      Section 4.01 Amendment.

      This Agreement may be amended from time to time by the Purchaser and the Seller by written agreement signed by the Purchaser and the Seller.

      Section 4.02 Governing Law.

      This Agreement and the rights, duties, obligations and responsibilities of the parties hereto shall be governed in accordance with the internal laws of the State of New York. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement. In the event any action or proceeding is initiated to enforce or interpret this Agreement, then in addition to any other damages or remedies available at law or in equity, the prevailing party shall be entitled to recover its attorneys' fees and costs.

      Section 4.03 General Interpretive Principles.

      For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      (a) the terms defined in this Agreement have the meaning assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

      (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

      (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

      (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

      (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provisions; and

      (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

      Section 4.04 Notices.

      All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by recognized overnight courier or transmitted by telecopy with hard copy mailed as described above in confirmation, to: (a) in the case of the Seller, addressed to the Seller at 303 Peachtree Street, 2800 SunTrust Plaza, Atlanta, Georgia 30308, Attention: Candy Harwell, with a copy to Robert McComis; or such other address as may hereafter be furnished to the Purchaser in writing by the Seller; and (b) in the case of the Purchaser, Wells Fargo Bank, National Association, Commercial Mortgage Servicing, 45 Fremont Street, 2nd Floor, San Francisco, California 94105,
Attention: Stewart McAdams, telecopy number: (415) 975-7236, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

      Section 4.05 Exhibits.

      The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

      Section 4.06 Reproduction of Documents.

      This Agreement and all documents relating hereto (other than the Mortgage Files), including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      Section 4.07 Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. If the invalidity of any part, provisions, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

      Section 4.08 Execution; Successors and Assigns.

      This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement and any rights, remedies, obligations or liabilities under or by reasons of the Agreement shall inure to the benefit of and be binding on the parties hereto and on their respective successors and permitted assigns.

      Section 4.09 Assignment.

      Each party to this Agreement may assign its rights and obligations hereunder only after receiving, in writing, consent to such assignment by each other party hereto. Notwithstanding the preceding sentence, any Person into which the Purchaser or the Seller may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Purchaser or the Seller shall be a party, or any Person succeeding to the business of the Purchaser or the Seller, shall be the successor of the Purchaser or the Seller, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

      Section 4.10 Survival.

      Each representation, warranty and covenant made or deemed made by the Seller herein shall survive the Closing Date.

      IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                          SUNTRUST BANK
                                          (Seller)


                                          By:/s/ Hugh S Cummins
                                             -----------------------------------
                                          Name:  Hugh S. Cummins
                                          Title: Executive Vice President


                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          (Purchaser)


                                          By:/s/ Stewart McAdams
                                             -----------------------------------
                                          Name:  Stewart McAdams
                                          Title: Sr. Vice President


      JOINDER BY DEPOSITOR:

      By its execution of this Joinder, Morgan Stanley Capital I Inc. consents to the terms of this Agreement and, subject to Section 2.03(c), agrees to cause Purchaser to be appointed as the Master Servicer under the PSA.


                                          MORGAN STANLEY CAPITAL I INC.
                                          (Depositor)


                                          By:/s/ Anthony Sfarra
                                             -----------------------------------
                                          Name:  Anthony Sfarra
                                          Title: Vice President

                                    EXHIBIT A
                                    ---------

              CMSA Loan                                                       Administrative     Total     Primary
Loan Seller      No.      Property Name                                         Cost Rate       WFB Fees   Servicer
-----------   ---------   ------------------------------------------------   ----------------   --------   ---------
Natixis               3   Gateway I                                                     2.085       2.00   WFB
Natixis              14   United Investors Portfolio Roll-Up                            2.085       2.00   WFB
Natixis              15   Mount Airy Shopping Center                                    2.085       2.00   WFB
Natixis              16   Plaza Continental                                             2.085       2.00   WFB
Natixis              17   West Covina Parkway                                           2.085       2.00   WFB
Natixis              19   Giant Foods                                                   2.085       2.00   WFB
Natixis              24   Country Club Centre - Neiss                                   2.085       2.00   WFB
Natixis              25   Main Street Crossing - Neiss                                  2.085       2.00   WFB
Natixis              26   Shoppes at Lakewood - Neiss                                   2.085       2.00   WFB
Natixis              28   Down Under                                                    2.085       2.00   WFB
Natixis              29   WeHo 7 Portfolio LA Multis Portfolio Roll-Up                  2.085       2.00   WFB
Natixis              33   Pan Western                                                   6.085       2.00   LJ Melody
Natixis              34   Pacifica II - Sandcastle Inn                                  2.085       2.00   WFB
Natixis              36   Renaissance Hotel                                             2.085       2.00   WFB
Natixis              38   Pico & Main                                                   2.085       2.00   WFB
Natixis              43   Airport Industrial Park East & West                           8.085       2.00   LJ Melody
Natixis              46   WeHo 2 Portfolio LA Multis Roll-Up                            2.085       2.00   WFB
Natixis              49   Fort Lee Plaza                                                2.085       2.00   WFB
Natixis              54   385 Clinton                                                   2.085       2.00   WFB
Natixis              59   Pacifica II - Holiday Inn Express Marina Del Rey              2.085       2.00   WFB
Natixis              60   Kempsville Marketplace                                        2.085       2.00   WFB
Natixis              61   Pacifica II - Inn at Venice                                   2.085       2.00   WFB
Natixis              62   Shadow Medical                                                2.085       2.00   WFB
Natixis              67   Kohl's NC                                                     2.085       2.00   WFB
Natixis              68   Southern Crescent                                             2.085       2.00   WFB
Natixis              69   Hampton Inn - Fairburn                                        7.085       2.00   Lauraete
Natixis              73   Water Street Plaza (ADF)                                      2.085       2.00   WFB
Natixis              74   Springbrook Estates                                           2.085       2.00   WFB
Natixis              77   7342 Greenback Lane                                           2.085       2.00   WFB
Natixis              79   Lowe's Ground Lease                                           2.085       2.00   WFB
Natixis              84   Westwood Square (ADF)                                         2.085       2.00   WFB
Natixis              91   Regency Plaza                                                 2.085       2.00   WFB
Natixis              95   Park Plaza Shopping Center                                    2.085       2.00   WFB
Natixis              99   1290 Ocean Avenue                                             2.085       2.00   WFB
Natixis             101   IAA Building                                                  2.085       2.00   WFB
Natixis             112   610 E. Stoughton Student Housing                              2.085       2.00   WFB
Natixis             114   Santa Cruz Plaza                                              2.085       2.00   WFB
-----------   ---------   ------------------------------------------------   ----------------   --------   ---------


              Non-WFB Primary/                 Purchase Price
Loan Seller   Subservicer Fee    Trustee Fee     Percentage      Cut-Off Date Balance
-----------   ----------------   -----------   --------------    --------------------
Natixis                   0.00         0.085          0.71988%   $      95,000,000.00
Natixis                   0.00         0.085          0.93045%   $      21,500,000.00
Natixis                   0.00         0.085          0.66017%   $      21,000,000.00
Natixis                   0.00         0.085          0.61356%   $      21,000,000.00
Natixis                   0.00         0.085          0.51523%   $      20,900,000.00
Natixis                   0.00         0.085          0.40066%   $      20,000,000.00
Natixis                   0.00         0.085          0.77106%   $       6,150,000.00
Natixis                   0.00         0.085          0.96564%   $       4,950,000.00
Natixis                   0.00         0.085          1.43483%   $       4,900,000.00
Natixis                   0.00         0.085          0.97355%   $      15,500,000.00
Natixis                   0.00         0.085          0.79878%   $      14,335,000.00
Natixis                   4.00         0.085          0.25098%   $      12,000,000.00
Natixis                   0.00         0.085          0.41572%   $      11,900,000.00
Natixis                   0.00         0.085          1.19851%   $      10,800,000.00
Natixis                   0.00         0.085          0.16482%   $      10,000,000.00
Natixis                   6.00         0.085          0.21909%   $       8,988,082.77
Natixis                   0.00         0.085          0.48178%   $       8,640,000.00
Natixis                   0.00         0.085          0.51898%   $       8,250,000.00
Natixis                   0.00         0.085          0.44979%   $       7,500,000.00
Natixis                   0.00         0.085          0.42457%   $       7,100,000.00
Natixis                   0.00         0.085          0.63446%   $       7,100,000.00
Natixis                   0.00         0.085          0.34746%   $       6,500,000.00
Natixis                   0.00         0.085          0.58482%   $       6,500,000.00
Natixis                   0.00         0.085          0.18562%   $       6,200,000.00
Natixis                   0.00         0.085          0.82251%   $       6,170,000.00
Natixis                   5.00         0.085          0.22974%   $       6,000,000.00
Natixis                   0.00         0.085          0.57382%   $       5,800,000.00
Natixis                   0.00         0.085          0.29684%   $       5,700,000.00
Natixis                   0.00         0.085          0.74609%   $       5,350,000.00
Natixis                   0.00         0.085          0.27671%   $       5,000,000.00
Natixis                   0.00         0.085          0.54713%   $       4,600,000.00
Natixis                   0.00         0.085          0.20361%   $       4,100,000.00
Natixis                   0.00         0.085          0.37854%   $       3,800,000.00
Natixis                   0.00         0.085          0.17133%   $       3,630,000.00
Natixis                   0.00         0.085         -0.05850%   $       3,500,000.00
Natixis                   0.00         0.085          0.39775%   $       3,068,455.66
Natixis                   0.00         0.085          0.54661%   $       3,000,000.00
-----------   ----------------   -----------   --------------    --------------------
                                             Total:              $       2,530,000.00

                                    EXHIBIT B
                                    ---------


[WELLS FARGO LOGO]

                                                   Commercial Mortgage Servicing
                                                    45 Fremont Street, 2nd Floor
                                                      San Francisco, CA 94105
                                                         MAC # A0194-025

March 29, 2007

Wai-Keng Kwok
Morgan Stanley
1585 Broadway, 10th Floor
New York, NY  10036
(212) 761-7569 (p)
(212) 404-4710 (f)

            Re: Servicing bid for MSCI 2007- IQ13

Dear Wai-Keng:

Thank you again for the opportunity to make this proposal to act as master servicer and primary servicer on this transaction. Our bid is attached and is based on the following terms, conditions and assumptions:

1. Terms and conditions are as specified in the servicing tape, RFP, and email correspondence, except as listed or clarified below.
2. Our bid assumes that Wells Fargo will act as master servicer on 114 securitized loans and 134 properties and primary servicer on 69 securitized loans and 82 properties, for a loan pool with an outstanding principal balance of $1.442bn, not including B Notes expected at closing.
3. Our bid assumes that there are $41mm of borrower Replacement Reserves, TILC Reserves, and other reserve balances (i.e. Deferred Maintenance, Environmental, Debt Service, and Other) currently in place. Our bid assumes that there are no prohibitions, under cash management agreements or otherwise under the loan documents, against transferring such impounds or balances to accounts at Wells Fargo Bank, including, but not limited to, the loans for St. Louis Mills, Gateway I , 75-101 Federal Street, Plymouth Road Technical Center, and AT&T Tower. Springing lockbox accounts may also be set up at Wells Fargo Bank.
4.    Our bid assumes total monthly constants of the following escrows/reserves:
      (i) Taxes $1.004mm; (ii) Insurance $128k; (iii) Replacement Reserves $125k; and (iv) TILC $220k. No funds are required to be invested in money funds or at the specific investment direction of the borrower. Any interest payable to borrowers on such escrows/reserves may be paid at an interest rate selected by Wells Fargo, which rate may include the Bank Rate Monitor National Index money market rate, and which rate may be less than the interest rate/index currently being paid to borrowers by the interim loan servicer(s). Each seller shall confirm with Wells Fargo, on or prior to closing, the actual rate/index currently being paid by each interim loan servicer for loans specified by Wells Fargo. Additionally, each seller shall, promptly, upon request, deliver copies of the loan documents (including any provisions relating to the interest rate/index payable on escrows/reserves) for the Large Value Loans to Wells Fargo prior to closing so that Wells Fargo can confirm the pricing assumptions contained in paragraphs 3 and 4 herein.
5. Our bid is indicative and final pricing will be provided after receipt of a pricing tape reflecting final data on the closed loans in the transaction. Final pricing may vary from initial pricing due to differences in loan characteristics, including the effect of loan dropouts and loan closings, differences in escrow and reserve payments and balances and the recipient of interest on those balances, call protection differences, and other factors. Repricing also may be performed if the closing date is extended beyond the dates in the RFP.
6. The final price paid at closing is subject to due diligence by Wells Fargo, to be concluded within ninety (90) days of closing. If differences are found during due diligence that result in value differences in excess of two and one-half percent (2.5%) calculated on the bids, Wells Fargo is entitled to a price adjustment.
7. Our bid assumes that no loans to be primary serviced by Wells Fargo have escrows or reserves in the form of letters of credit, except as specifically disclosed on the servicing tape.
8. Securitization documents (including the Pooling and Servicing Agreement ("PSA")), servicing agreement terms, and subservicing agreement terms shall be substantially the same as those in the IQ11 securitization transaction, subject to detailed review by Wells Fargo's counsel and otherwise acceptable to Wells Fargo. This transaction is subject to standard securitization servicing terms and requirements.
9. Primary Servicing Agreements for primary servicers other than Wells Fargo and including SunTrust, shall be substantially the same as those in the IQ11 securitization transaction, subject to detailed review by Wells Fargo's counsel and otherwise acceptable to Wells Fargo.
10. For all other subservicers (cashiering and non-cashiering), standard Wells Fargo subservicing agreements, including provisions for indemnities from subservicers, may be used without significant modification or negotiation (each, a "Non-negotiated Agreement"). Each subservicer shall not be permitted to terminate its subservicing agreement with Wells Fargo without the prior written consent of Wells Fargo. If any subservicer does not execute the Non-negotiated Agreement and the applicable seller does not deliver or cause the delivery to Wells Fargo of such subservicer's signature counterpart on or prior to the closing date, then (i) the applicable seller shall immediately terminate such subservicer on the closing date and purchase such subservicer's servicing rights, (ii) Wells Fargo shall reimburse the applicable seller for the cost of such reimbursement, and (iii) Wells Fargo shall thereafter primary service the applicable loans.
11. Depositor shall deliver or shall cause the delivery to Wells Fargo of twenty (20) copies each of the "virtual red" and "black" printed prospectus, once printed.
12. Our bid assumes that all late charges and default interest on subserviced loans will be payable to Wells Fargo. No fees are payable to any subservicers out of Wells Fargo's servicing fees.
13. Our bid assumes that the Distribution Date will be the 15th of every month, or if the 15th is not a business day, then the next business day. Determination Date will be the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately preceding business day, and (ii) the 5th business day prior to the related Distribution Date.
14. Subservicers will remit P&I and Payoffs on the earlier of (i) three (3) days prior to the Distribution Date or (ii) one (1) business day after receipt, unless otherwise specified in the servicing tape; provided, however, that the remittance date for primary servicer SunTrust shall be the later of (a) the 11th of the month or (ii) one (1) business day after receipt.
15. Our bid assumes that all loans are assumed to have assumption fee provisions as disclosed in the servicing tape and follow up email correspondence. Assumption fees and other fees paid by the borrower on performing loans relating to items requiring special servicer approval or consent will be distributed as follows: Fifty percent (50%) to Wells Fargo as master servicer and fifty percent (50%) to the special servicer for non-subserviced loans; provided, however, that for cashiering subserviced loans, fifty percent (50%) of the fees payable to Wells Fargo shall be distributed to the cashiering subservicer.
16. Our bid assumes that fees collected by Wells Fargo on performing loans for items not requiring special servicer consent or approval, or representing reimbursement of costs, will be distributed one hundred percent (100%) to Wells Fargo as master servicer.
17. Our bid assumes that Wells Fargo will not be responsible for paying rating agency annual surveillance fees.
18. Our bid assumes there are no tax monitoring service contracts in place on any of the properties.
19. Our bid assumes that no loans have potential prepayment or balloon interest shortfalls and therefore such loans cannot be paid off on a day other than the due date unless a full month of interest is also paid at payoff. Our bid further assumes that Wells Fargo will not be responsible for shortfalls created by unscheduled payments relating to condemnation or insurance proceeds. On master serviced loans, Wells Fargo retains all prepayment interest excess and is responsible for prepayment shortfalls, net of excess, to the extent of 2.0bps of servicing fees.
20. Our bid assumes that Wells Fargo will receive a 1.0 bp primary servicing fee in connection with $147mm RREEF Multifamily Portfolio pari passu loan.
21. Master servicing fees in excess of 1.0 bp, if any, and primary servicing fees in excess of 1.0 bp, if any, will be considered "excess" servicing fee strips that may be retained even if Wells Fargo is terminated as master servicer or primary servicer.
22. If Wells Fargo is terminated as master servicer or primary servicer, Wells Fargo will have the right to cause the trustee to conduct a sale of the servicing rights to an acceptable successor servicer. This provision shall include any termination of master servicer caused by any "clean-up call" or purchase of loans which constitute greater than one percent (1%) of the initial outstanding principal balance of the pool.
23. For loans in which primary servicing will transfer to Wells Fargo, sellers will (i) terminate the existing servicer on such loans on a date that is acceptable to Wells Fargo, (ii) terminate the existing cash management/lockbox bank, if applicable, on such loans on a mutually acceptable date, and (iii) transfer such responsibilities to Wells Fargo. Sellers, or, if applicable, the existing servicer and/or cash management bank at the direction of sellers, will:
      (a) pay any taxes or insurance premiums due within sixty (60) days following the closing date;
      (b) provide a list of any unpaid reserve disbursements requests received from the borrower as of the closing date;
      (c) receive, process, and remit funds subject to lockbox and cash management agreements until such time as accounts and responsibilities can be transferred to Wells Fargo;
      (d)   provide a comprehensive list of significant work in process including assumptions, modifications, and collections;
      (e) transfer all escrow, reserve and other loan related funds to Wells Fargo on or prior to the closing date, subject to (a) and (c) above;
      (f) if the securitization closing is scheduled on a date that falls between the 15th and the last day of the month, deliver all loan information reasonably requested by Wells Fargo no later than ten
            (10) days prior to the closing date; and
      (g) within one (1) business day after receipt, remit to Wells Fargo any and all payments made to seller after the closing date.
24. Except as otherwise provided herein, all other copies of executed mortgage loan documents, including intercreditor, co-lender or other applicable documentation, will be provided upon completion. Drafts of such documents will also be provided upon the request of Wells Fargo.
25. Our bid assumes that advances for scheduled P&I payments and for property protection expenses will be made by Wells Fargo at the prime lending rate, subject to a non-recoverability determination made by Wells Fargo in its sole discretion exercised in good faith that will be conclusive and binding.
26. Our bid assumes that no P&I advancing will be required on any B Notes or on other portions of loans not in the securitization.
27. Our bid assumes that all TILC constants will be collected over the life of the loan and that there are no caps on any reserves or escrows except as disclosed in the servicing tape.
28. The PSA will include anti-Shiloh advancing provisions, including expanded non-recoverability definitions, provision that advances are provided for liquidity and provision for repayment of non-recoverable and Shiloh advances, that at a minimum are equivalent to provisions in a prior PSA or are otherwise acceptable to Wells Fargo.
29. Our bid assumes that no loans have due dates or grace periods that extend past the Determination Date, except as disclosed in the servicing tape.
30. Sellers or issuer will provide Wells Fargo with a list of servicing triggers at closing and will provide a CMSA input data file.
31. Sellers will provide Wells Fargo on or before the closing date a complete set of asset status reports, detailed underwriting cash flow data and tenant files/leasing summaries in electronic form for all properties.
32. Wells Fargo may perform routine servicing functions such as waivers, consents, and approvals of routine or immaterial matters without the consent of the special servicer.
33. Any "litigation control" or similar provision in the PSA which would allow the special servicer to direct, manage, prosecute, defend and/or settle any claims and/or litigation against Wells Fargo shall include the following: (i) special servicer shall provide Wells Fargo with copies of any notices, process and/or pleadings submitted and/or filed in any such action, suit, litigation or proceeding; (ii) Wells Fargo may retain its own counsel, whose reasonable costs shall be paid by the Trust, and appear in any action, suit, litigation or proceeding on its own behalf in order to represent, protect and defend its interests; and (iii) Wells Fargo shall have the right to approve or disapprove of any judgment, settlement, final order or decree that that may impose liability on Wells Fargo or otherwise materially and adversely affect Wells Fargo, including, but not limited to, damage to Wells Fargo's reputation as a master servicer.
34. If a loan is repurchased by a seller under the PSA, Wells Fargo will either continue as primary servicer or be paid an amount for the servicing rights, calculated pursuant to a mutually acceptable servicing rights purchase agreement to be entered into in connection with this transaction.
35. Our bid does not include Wells Fargo's legal fees of $45,000, plus an additional $5,000 for any cashiering subservicing agreements or primary servicing agreements (other than SunTrust) that are not Non-negotiated Agreements, to be reimbursed at closing.
36. Reg AB provisions shall be substantially the same as those in the IQ11 securitization transaction, except as otherwise negotiated in good faith by the parties to this transaction.

Please contact me at (415) 396-7208 for additional information or clarification. Thank you again for this opportunity. We look forward to doing business with you.

Sincerely,

Stewart E. McAdams
Senior Vice President
Via E-Mail

                                 IQ13 Final Bid
                                 --------------

                               Base
 Seller      Principal     Servicing Fee       Bid ($)     Bid(bp)
--------   -------------   -------------   -------------   -------
IXIS         416,431,538       2 bps           2,530,000    60.75
MSMC         833,302,673       2 bps*          3,231,000    38.77
SunTrust     193,052,720       3 bps             489,000    25.33
TOTAL      1,442,786,931                       6,250,000    43.32

*RREEF Portfolio includes only 1 bp of base servicing fee